                                                                   EXHIBIT 10.18



                              OPERATING AGREEMENT


                                      of


                               BUYTRAVEL.COM LLC

                              a Delaware Limited
                               Liability Company


                                 July 19, 1999

                               TABLE OF CONTENTS
                               -----------------

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OPERATING AGREEMENT OF BUYTRAVEL.COM LLC................................    1

SECTION 1 THE COMPANY...................................................    1
             1.1  Defined Terms.........................................    1
             1.2  Formation.............................................    1
             1.3  Company Name..........................................    1
             1.4  Purposes..............................................    1
             1.5  Principal Place of Business...........................    1
             1.6  Term..................................................    1
             1.7  Filings; Statutory Agent for Service of Process.......    1
             1.8  Expenses..............................................    1

SECTION 2 MEMBERS, UNITS AND PERCENTAGE INTERESTS.......................    1
             2.1  Names, Addresses, Units and Percentage Interests of
                  Members...............................................    1
             2.2  Certificates for Membership Units.....................    1

SECTION 3 CAPITAL CONTRIBUTIONS.........................................    1
             3.1  Initial Capital Contributions.........................    1
             3.2  Additional Capital Contributions......................    1
             3.3  Approval of Budget and Business Plan..................    1
             3.4  Other Matters.........................................    1

SECTION 4 CAPITAL ACCOUNTS AND ALLOCATIONS..............................    1
             4.1  Taxation as a Partnership.............................    1
             4.2  Capital Accounts......................................    1
             4.3  Allocations...........................................    1

SECTION 5 DISTRIBUTIONS TO MEMBERS......................................    1
             5.1  Distributions.........................................    1
             5.2  Mandatory Tax Distributions...........................    1
             5.3  Discretionary Distributions...........................    1
             5.4  No Other Withdrawals..................................    1
             5.5  Withholding Taxes.....................................    1

SECTION 6 MANAGEMENT AND CONTROL........................................    1
             6.1  Management............................................    1
             6.2  Board of Managers.....................................    1
             6.3  Special Board Approval................................    1
             6.4  Officers..............................................    1
             6.5  Duties of Board.......................................    1
             6.6  Rights of Members.....................................    1
             6.7  Waiver of Conflicts of Interest; Exculpation..........    1
             6.8  Indemnification.......................................    1
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                                       i
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                         TABLE OF CONTENTS (Continued)
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             6.9  Freedom of Action.....................................    1
            6.10  Reliance on Acts of Board.............................    1

SECTION 7  BOOKS AND RECORDS; TAX MATTERS...............................    1
             7.1  Books and Records.....................................    1
             7.2  Fiscal Year...........................................    1
             7.3  Tax Matters Partner...................................    1
             7.4  Section 754 Election..................................    1

SECTION 8  ADMISSION OF NEW MEMBERS; TRANSFERS OF UNITS.................    1
             8.1  Admission of New Members..............................    1
             8.2  Restriction on Transfers..............................    1
             8.3  Permitted Transfers...................................    1
             8.4  Conditions to Permitted Transfers.....................    1
             8.5  Tag-Along Rights......................................    1
             8.6  Right of Last Refusal.................................    1
             8.7  Prohibited Transfers..................................    1
             8.8  Distributions with Respect to Transferred Units.......    1
             8.9  Termination of Transfer Restrictions..................    1

SECTION 9  WITHDRAWAL OF A MEMBER.......................................    1
             9.1  Withdrawal of a Member................................    1
             9.2  Improper Withdrawal...................................    1
             9.3  Consequences of Withdrawal............................    1

SECTION 10 DISSOLUTION OF THE COMPANY...................................    1
            10.1  Dissolution Events....................................    1
            10.2  Winding Up............................................    1
            10.3  Compliance With Timing Requirements of the
                  Regulations...........................................    1
            10.4  Rights of Members.....................................    1

SECTION 11 DEADLOCKS; PUT RIGHT; MANDATORY REPURCHASE OF UA INTEREST....    1
            11.1  Deadlocks.............................................    1
            11.2  Put Right.............................................    1
            11.3  Mandatory Repurchase of UA Interest...................    1

SECTION 12 MEETINGS OF MEMBERS..........................................    1
            12.1  Meetings..............................................    1
            12.2  Place of Meetings.....................................    1
            12.3  Notice of Meetings....................................    1
            12.4  Meeting of all Members................................    1
            12.5  Record Date...........................................    1
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                                       ii
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                         TABLE OF CONTENTS (Continued)
                         -----------------

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            12.6  Quorum................................................    1
            12.7  Manner of Acting......................................    1
            12.8  Proxies...............................................    1
            12.9  Action by Members Without a Meeting...................    1
           12.10  Waiver of Notice......................................    1

SECTION 13 AMENDMENTS...................................................    1
            13.1  Authority to Amend....................................    1
            13.2  Notice of Amendments..................................    1

SECTION 14 REPRESENTATIONS AND WARRANTIES...............................    1
            14.1  Securities Law Representations........................    1
            14.2  Legends...............................................    1
            14.3  Representations and Warranties of UA..................    1
            14.4  Representations and Warranties of Buy.com.............    1

SECTION 15 MISCELLANEOUS................................................    1
            15.1  Notices...............................................    1
            15.2  Binding Effect........................................    1
            15.3  Construction..........................................    1
            15.4  Entire Agreement......................................    1
            15.5  Headings..............................................    1
            15.6  Severability..........................................    1
            15.7  Incorporation by Reference............................    1
            15.8  Further Action........................................    1
            15.9  Variation of Pronouns.................................    1
           15.10  Governing Law.........................................    1
           15.11  Specific Performance..................................    1
           15.12  Counterpart Execution.................................    1
           15.13  Confidentiality.......................................    1

LIST OF APPENDICES......................................................    1

APPENDIX A  MEMBERS' NAMES, ADDRESSES, CAPITAL CONTRIBUTIONS AND
----------
            PERCENTAGE INTERESTS........................................    1

APPENDIX B  DEFINITIONS.................................................    1
----------

APPENDIX C  TAX MATTERS.................................................    1
----------

APPENDIX D  STRATEGIC THIRD PARTY LIST..................................    1
----------
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                                      iii
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                         TABLE OF CONTENTS (Continued)
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                                                                           ----

APPENDIX A     MEMBERS' NAMES, ADDRESSES, CAPITAL CONTRIBUTIONS
               AND PERCENTAGE INTERESTS
APPENDIX B     DEFINITIONS
APPENDIX C     TAX MATTERS
APPENDIX D     STRATEGIC THIRD PARTY LIST

                              OPERATING AGREEMENT
                             OF BUYTRAVEL.COM LLC

     THIS OPERATING AGREEMENT ("Agreement") is made and entered into as of the 19/th/ day of July, 1999 (the "Commencement Date"), by and between BUY.COM, INC., a Delaware corporation ("Buy.com"), and United Air Lines, Inc., a Delaware corporation ("UA") (Buy.com and UA are hereinafter sometimes referred to collectively as the "Members" and individually as a "Member").

                                   SECTION 1
                                  THE COMPANY
                                  -----------

     1.1  Defined Terms.
          -------------

     Unless otherwise provided in this Agreement, capitalized terms used in this Agreement shall have the meanings ascribed to them as set forth in Appendix B to
                                                                   ----------
this Agreement.

     1.2  Formation.
          ---------

     BuyTravel.com LLC (the "Company") is a limited liability company formed pursuant to the provisions of the Act. Sean M. Pence, as an authorized person within the meaning of the Act, shall execute, deliver and file the Certificate of Formation on July 19, 1999 (the "Formation Date") with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of the State of Delaware, his powers as an authorized person shall cease and the Members shall thereafter be designated as an authorized person within the meaning of the Act. The Members or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business. The rights and liabilities of the Members will be as provided in the Act except as otherwise provided in this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

     1.3  Company Name.
          -------------

     The name of the Company is BuyTravel.com LLC. The name of the Company shall be licensed by Buy.com to the Company pursuant to the Marketing and Services Agreement.

     1.4  Purposes.
          ---------

     The purposes of the Company shall be:

            (a) to engage in the business of marketing and selling travel services and products on the Internet, and any activities necessary, appropriate or incidental thereto; and

            (b) with the approval of the Board pursuant to Section 6.3, to engage in any other operations, businesses or activities permitted under the Act and any other applicable law or regulation.

     Subject to the limitations and restrictions set forth in this Agreement, the Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company.

     1.5  Principal Place of Business.
          ---------------------------

     The principal place of business of the Company will be in Aliso Viejo, California, or such other place as the Board may determine from time to time. The Company will maintain, at its principal office, all records pertaining to the Company as required by the Act.

     1.6  Term.
          ----

     The term of the Company will commence on the Formation Date and will continue until dissolved in accordance with the provisions of this Agreement.

     1.7  Filings; Statutory Agent for Service of Process.
          -----------------------------------------------

            (a) The Certificate of the Company has been filed in the office of the Secretary of State of Delaware in accordance with the provisions of the Act. The Members and/or the Board will take any and all other actions reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the laws of Delaware.

            (b) The Members and/or the Board will take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company or similar type of entity under the laws of any states or jurisdictions other than Delaware in which the Company engages in business.

            (c) The Company's agent for service of process on the Company in Delaware shall be National Registered Agent, Inc. The Board may change, at any time and from time to time, such statutory agent.

     Upon the dissolution of the Company, the Members and/or the Board will promptly execute and cause to be filed a certificate of cancellation in accordance with the Act and the law of any other states or jurisdictions in which the Company has qualified to conduct business.

     1.8  Expenses.
          --------

     Each party and each of the substitute Members hereinafter becoming a signatory hereto shall pay all expenses incurred by it in connection with the formation of the Company and admission of the members.

                                   SECTION 2
                    MEMBERS, UNITS AND PERCENTAGE INTERESTS
                    ---------------------------------------

     2.1  Names, Addresses, Units and Percentage Interests of Members.
          -----------------------------------------------------------

     The names, addresses, number of Units and Percentage Interests of the Members are set forth on Appendix A hereto. The Board shall promptly amend
                         ----------
Appendix A from time to time to reflect the admission or withdrawal of Members;
----------
a change in a Member's address; the sale, grant, issuance or redemption of Units; or the receipt of Capital Contributions; and any such amendment shall be effective as of the date of the event necessitating such amendment.

     2.2  Certificates for Membership Units.
          ---------------------------------

     A Member's Units may, but need not, be represented by a Certificate of Membership. The exact contents of a Certificate of Membership, if any, will be determined by the Board.

                                   SECTION 3
                             CAPITAL CONTRIBUTIONS
                             ---------------------

     3.1  Initial Capital Contributions.
          -----------------------------

     The initial Capital Contributions made or required to be made by Members (the "Initial Capital Contributions") are set forth on Appendix A to this
                                                       ----------
Agreement. Except as set forth in Section 3.2 hereof, no Member will be required to make any Capital Contributions other than the Initial Capital Contributions required to be made by such Member pursuant to this Section 3.1.

     3.2  Additional Capital Contributions.
          --------------------------------

            (a) Each Member shall only be required to make additional Capital Contributions to the Company based upon an annual Budget presented to the Board in accordance with Section 3.3 and approved by the Board pursuant to Section
6.3. Each Member shall make a quarterly contribution of funds as established in the annual Budget for the Company, with each Member's contribution being in proportion to their respective Percentage Interests in the Company.

            (b) Any Member who makes an additional contribution to the Company pursuant to this Section 3.2 shall have the contribution treated as an additional Capital Contribution to the Company.

            (c) Without the prior written consent of UA and Buy.com, no Member shall make a Capital Contribution to the Company that exceeds such Member's pro rata portion of the aggregate Capital Contribution being made by all of the Members in accordance with the Budget.

     3.3  Approval of Budget and Business Plan.
          ------------------------------------

     Within ninety (90) days of the date hereof, UA and Buy.com will agree on a preliminary budget for the Company, covering the period from the date of this Agreement until December 31, 1999 and a preliminary Business Plan for the same period (the "Preliminary Budget and Business

Plan"). On or prior to the date which is sixty (60) days before the end of each Fiscal Year, commencing with the Fiscal Year ending December 31, 1999, the Chief Executive Officer of the Company shall cause to be presented to the Board a revised Business Plan for each of the three (3) succeeding Fiscal Years and a Budget for the following Fiscal Year. Each Business Plan and each Budget shall specify the types of matters and the level of detail, as requested by the Board. The Budget for the next succeeding Fiscal Year and the Business Plan shall, upon approval of the Board pursuant to Section 6.3, become the current Budget for such Fiscal Year and the Business Plan for the purposes of this Agreement. The Budget approved by the Board pursuant to Section 6.3, as in effect at any time, is referred to herein as the "Budget," and the Business Plan hereafter approved by the Board pursuant to Section 6.3, as in effect at any time, is referred to herein as the "Business Plan."

     3.4  Other Matters.
          --------------

            (a) Except as otherwise provided in this Agreement, no Member may demand or receive a return of its Capital Contribution or withdraw from the Company. Under circumstances requiring a return of its Capital Contribution, no Member will have the right to receive property other than cash except as may be specifically provided in this Agreement.

            (b) No Member will receive any interest, salary or draw with respect to its Capital Contribution or its Capital Account or otherwise solely in its capacity as a Member.

     The debts, liabilities, contracts or any other obligations of the Company shall be solely the debts, liabilities, contracts and obligations of the Company. No Member will be liable for the debts, liabilities, contracts or any other obligations of the Company.

                                   SECTION 4
                       CAPITAL ACCOUNTS AND ALLOCATIONS
                       --------------------------------

     4.1  Taxation as a Partnership.
          -------------------------

     The Members hereby agree that the Company will make an election, or take such other action as may be required under applicable law, to cause the Company to be treated as a partnership for all U.S. federal and state income tax purposes and no Member or Manager will take any action inconsistent with such treatment.

     4.2  Capital Accounts.
          ----------------

     A Capital Account shall be maintained for each Member in the manner set forth in Appendix C to this Agreement.
         ----------

     4.3  Allocations.
          -----------

     Except as otherwise provided in Appendix C hereto, all items of income,
                                     ----------
gain, loss and deduction of the Company for any Fiscal Year shall be allocated among the Members in proportion to their respective Percentage Interests in the Company; provided, however, that in
         --------  -------
the event a Member contributes (or is deemed to contribute) cash to the Company that is earmarked for the purpose of covering a specific expense or payment obligation of the Company, any deduction of the Company attributable to such expense or payment obligation shall be specifically allocated solely to such Member.

                                   SECTION 5
                           DISTRIBUTIONS TO MEMBERS
                           ------------------------

     5.1  Distributions.
          -------------

     Except as otherwise provided in Section 10, all distributions to Members shall be made in proportion to their respective Percentage Interests. Unless otherwise agreed by the Members, any property distributed in-kind shall be distributed to the Members in proportion to their respective Percentage Interests and no Member shall have the right to receive a distribution of particular property or to receive cash in lieu of the asset being distributed in-kind.

     5.2  Mandatory Tax Distributions.
          ----------------------------

     Within 30 days after the end of each fiscal quarter of the Company, or as soon thereafter as possible, the Company shall calculate and distribute to the Members the Tax Distribution Amount. The Tax Distribution Amount in each fiscal quarter of each Fiscal Year means an amount equal to (x) the excess of (i) the product of (A) the net taxable income of the Company from the beginning of the Fiscal Year through the end of such fiscal quarter and (B) the highest maximum combined state and federal corporate income tax rate to which any Member is subject (taking into account the deduction of state income taxes on the federal return), less (ii) the aggregate Tax Distribution Amount distributed to Members for all prior fiscal quarters in such Fiscal Year. For purposes of this Section 5.2, if the Company incurs a net loss for federal income tax purposes for any Fiscal Year or period of the Company beginning after the date of this Agreement, such net loss shall be offset against, and shall reduce the net taxable income of the Company in subsequent years until such time as the net loss has offset net taxable income in an amount equal to such net loss.

     5.3  Discretionary Distributions.
          ---------------------------

            (a) Within thirty (30) days after the end of each Fiscal Year, the Board will, unless otherwise agreed by the Manager elected by UA and the Manager elected by Buy.com, distribute amounts in excess of the Tax Distribution Amount to the extent the cash assets of the Company exceed its capital needs as set forth in the then-current Budget of the Company, provided that the Company shall not make any distribution to the Members unless, immediately after giving effect to the distribution, all liabilities of the Company, other than liabilities to Members on account of their Units in the Company and liabilities as to which recourse of creditors is limited to specified property of the Company, do not exceed the fair market value of the Company's property. For this purpose, the fair market value of any property that is subject to a liability as to which recourse of creditors is so limited shall be included in the Company's assets only to the extent that the fair market value of the property exceeds such liability.

            (b) No Member shall be liable to the Company for the amount of any distribution received provided that, at the time of the distribution, such Member did not know that the distribution was in violation of the Act or this
Section 5.3. If a Member receives a distribution in violation of Section 5.3(a) and such Member knew at the time of the distribution that the distribution violated such Section, such Member shall be liable to the Company for the amount of the distribution.

     5.4  No Other Withdrawals.
          --------------------

     Except as provided in this Section 5, or as otherwise approved by the Board, no withdrawals or distributions shall be required or permitted.

     5.5  Withholding Taxes.
          -----------------

     Notwithstanding any other provisions of this Agreement, the Company is authorized to take any action that it determines to be necessary or appropriate in order to comply with any Federal, state, local and foreign withholding requirement with respect to any payment or distribution by the Company to any Member or other person. All amounts withheld or paid by the Company pursuant to the preceding sentence, or any such amount that is paid by the Company solely by reason of the holding of an Interest by any Member, shall be treated as amounts distributed to such Member pursuant to this Section 5 and shall be credited to its Capital Account accordingly. If any such withholding or payment requirement with respect to any Member exceeds the amount distributable to such Member under this Section 5 or Section 10, or if any such withholding requirement was not satisfied with respect to any amount previously distributed to such Member under this Section 5 or Section 10, such Member and any successor or assignee with respect to such Member's Interest will contribute to the Company the amount necessary for such excess amount or such withholding requirement, as the case may be.

                                   SECTION 6
                            MANAGEMENT AND CONTROL
                            ----------------------

     6.1  Management.
          ----------

     Subject to the limitations imposed by the Act and this Agreement, the Board, in its full and exclusive discretion, will manage and control, have authority to obligate and bind, and make all decisions affecting the business and assets of the Company, including, without limitation, taking any and all actions otherwise requiring the consent of the Members pursuant to the Act.

     6.2  Board of Managers.
          -----------------

            (a) The Company shall have a Board of three (3) natural persons. The members of the Board shall be elected as follows: (i) Buy.com shall be entitled to elect one (1) member of the Board; (ii) UA shall be entitled to elect one (1) member of the Board; and (iii) an independent individual approved in writing by Buy.com and UA shall serve as the third member of the Board, with each member of the Board being referred to as a "Manager." Upon execution of this Agreement, the members of the Board shall be Alan Barbieri, as the initial designee of Buy.com, and Michael Cavanaugh, as the initial designee of UA, with a vacancy for the third member of the Board. The Manager elected by Buy.com and the Manager elected by UA shall serve as Co-Chairmen of the Board. Each Manager may be removed by the Member or Members who elected such Manager at any time with or without cause. Any vacancy on the Board resulting from a Manager's resignation, removal or death shall be filled by the Member or Members who elected the removed or departing Manager.

            (b) Except as otherwise provided in Section 6.3 hereof with respect to matters regarding "Special Board Approval," any action under this Agreement requiring the consent of or determination or approval of the Board, will require
(i) in the case of a meeting, at which a quorum is present in accordance with 6.2(h) or 6.2(i) as applicable, the approval by a majority of the Board members present at such meeting or (ii) in the case of a written consent, the unanimous written consent of the Board in accordance with Section 6.2.

            (c) Members of the Board shall be natural persons of full age and need not be Members. Except in the case of vacancies, each Manager shall be elected to serve until his successor is elected and qualified.

            (d) A resignation from the Board shall be deemed to take effect upon its receipt by either Co-Chairmen of the Board, unless some other time is specified therein.

            (e) Regular meetings of the Board shall be held at such times and places as they be agreed up by the Managers. Special meetings of the Board may be held upon the request of any of the Managers.

            (f) Written notice of each regular meeting, stating the time and place shall be given to each Manager at least seven (7) Business Days before such meeting.

            (g) The notice shall include the time and place of the meeting and instructions for participation by telephone and a detailed agenda of the business to be transacted at the meeting. No business may be brought before the Board at such meeting that is not specifically identified on the agenda for such meeting. Written notice of each special meeting, stating the time and place thereof, the instructions for participation by telephone and a detailed agenda of the business to be transacted at the meeting, shall be given to each Manager at least two (2) Business Days before such meeting. Notices delivered under this section shall be deemed delivered in accordance with the provisions of Section
15.1 hereof.

            (h) At all meetings of the Board, the presence of a majority of the Managers in office shall be necessary to constitute a quorum for the transaction of business and, except as otherwise provided in Section 6.2(i), the presence of each of the Manager designated by Buy.com and the Manager designated by UA shall be required to constitute a quorum. Managers who have a direct or indirect personal or financial interest in a contract or transaction which is before the Board, or who are common managers, directors or executive officers of the Company and another corporation or entity with respect to which a contract or transaction is before the Board, may be counted in determining the presence of a quorum at a meeting of the Managers, or a committee thereof. If a quorum shall not be present at any meeting of the Board, the Managers present thereat may adjourn the meeting from time to time, without notice other than announcement of the meeting, until a quorum shall be present.

            (i) In the event the Manager designated by Buy.com or the Manager designated by UA fails to attend two or more consecutive meetings of the Board which have been duly called under this Section 6.2, and as a consequence, a quorum was not present and business could not be transacted at such Board meetings, then, notwithstanding anything to the contrary in this Section 6.2, the following special notice and quorum procedure shall apply for the purpose of calling a special meeting of the Board to transact business: One of the Managers who was present at the two prior meetings at which a quorum was not present, may call a special meeting of the Board on fourteen (14) Business Days notice to each Manager, delivered in accordance with the provisions of Section 15.1 hereof. The notice shall include the time and place of the meeting, instructions for participation by telephone and a detailed agenda of the business to be transacted at the meeting. No business may be brought before the Board at such meeting that is not specifically identified on the agenda for such meeting. At all meetings of the Board duly called pursuant to this Section 6.2(i), a majority of the Managers in office shall be necessary to constitute a quorum for the transaction of business, and except as otherwise provided in Section 6.3 hereof with respect to matters requiring "Special Board Approval," the acts of a majority of the Managers present at a meeting at which a quorum is present under this Section 6.2(i) shall be the acts of the Board.

            (j) To the extent permitted by law, Managers or Members of any committee of the Board may participate in a meeting of such body through the use of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

            (k) Any action required or permitted to be taken at a meeting of the Board may be taken without a meeting if such action is approved by the unanimous written consent of the then serving Managers, and such approval is evidenced by one or more written consents describing the action taken, signed by all of the Managers and delivered to the Company for inclusion in the minutes of the Company or for filing with the Company records.

            (l) Subject to Section 6.3, the Board may delegate any of its duties or responsibilities to one or more committees of the Board.

     6.3  Special Board Approval.
          ----------------------

     Notwithstanding any other provisions of this Agreement, any of the following actions (the "Reserved Matters") taken by or on behalf of the Company shall require the consent or approval of the Manager designated by Buy.com and the Manager designated by UA:

            (a) any fundamental change in the purpose or scope of the Business of the Company or the abandonment of the Company;

            (b) approval of the Business Plan and Budget of the Company and any material revisions or amendments thereto;

            (c) changes to the transaction fee to be charged to vendors;

            (d) any expenditure which, when added to all other expenditures covered by the then-current Business Plan and Budget for the Company, would make the total expenditures exceed the expenditures set forth in such Business Plan and Budget by an amount equal to or greater than the lesser of (x) $1,000,000 or
(y) 10%;

            (e) except as expressly authorized in the then-current Business Plan and Budget, any merger, sale, lease, license, assignment or other disposition for value of any of the Company's assets with a fair market value in excess of $100,000 at any one time or the aggregate value of which exceeds $250,000 within any six (6)-month period;

            (f) except as expressly authorized in the then-current Business Plan and Budget, any incurrence or guarantee of indebtedness or grant of any security interest in any of the Company's assets, involving in each case an amount in excess of $50,000, or any guarantee of indebtedness; or

            (g) any action or inaction that might cause the breach or termination of any agreement to which the Company is a party involving an amount to be paid by the Company over the term of the agreement in excess of $25,000;

            (h) except as expressly authorized in the then-current Business Plan and Budget, any investment in, contribution to the capital of, or acquisition for value for the Company's account of any stock or similar security issued by or any other ownership interest in, any other person;

            (i) any amendment, modification or extension of or suspension of performance under, or waiver or termination by the Company of the Marketing & Services Agreement or the Hosting Services Agreement;

            (j) except as expressly authorized in the then current Business Plan and Budget, any agreement, contract, commitment, undertaking involving an amount in excess of $100,000, or any amendment, modification or extension of or suspension of performance under any such agreement, contract, commitment or undertaking;

            (k) surrendering or abandoning any property, tangible or intangible, or any rights thereunder by the Company;

            (l) except as set forth in Section 5, withdrawals by or distributions to Members;

            (m)  leasing of any real property;

            (n) entering into any agreements or material transactions between the Company and either (1) a director or executive officer of the Company, or
(2) any Member of the Company, or any Affiliate of any such Member

            (o) any determination to initiate or forego any claim or litigation and any settlement, compromise or confession of judgment as to any claim, controversy or litigation regarding in each case an amount in excess of $250,000 and involving the Company as claimant or defendant;

            (p) the admission of a new Member to the Company;

            (q) any amendment of the Certificate of the Company;

            (r) any dissolution or liquidation of the Company;

            (s) approval of the final annual audited financial statements and statements and the disposition of profits of the Company;

            (t) any merger or consolidation of the Company with any other person or entity, or any recapitalization or reorganization of the Company, or any transfer of all or any material part of the business of the Company, or any contract for the lease of the entire business of the Company or any other similar contract;

            (u) investing or otherwise acquiring any assets (other than in the ordinary course of business), capital stock or other interests in another business or entity;

            (v) selling, leasing, mortgaging, pledging, encumbering, hypothecating or otherwise transferring or disposing of substantially all of the Company's assets, other than in the ordinary course of business;

            (w) issuing, or entering into any agreement to issue, any equity interests in the Company, or issuing any options, warrants, convertible interests or other rights to acquire any such equity interests;

            (x) declaring or paying any dividends or distributions on any equity interests in the Company, or redeeming or repurchasing any equity interests in the Company;

            (y) selecting or modifying the methods, principles, practices, procedures and policies of accounting, or the Fiscal Year of the Company, or the retention or dismissal of the Company's independent auditors;

            (z) electing or removing the Company's CEO or any officers listed in
Section 6.4;

            (aa) changing the number of members comprising the Company's Board; and

            (bb) delegating any duties of the Board.

     6.4  Officers.
          --------

     The Board may appoint themselves or other individuals as officers of the Company which may include (a) a chairman or co-chairmen; (b) a president and chief executive officer; (c) one or more vice presidents; (d) a secretary and/or one or more assistant secretaries; and (e) a treasurer and/or one or more assistant treasurers. The Board may delegate a portion of its day-to-day management responsibilities to any such officers, as determined by the Board from time to time, and such officers will have the authority to contract for, negotiate on behalf of and otherwise represent the interests of the Company as so authorized by the Board, provided that in no event will any officer have any rights, duties, powers or authority greater than that so delegated or that of the Board.

            (a) The Chairman of the Board shall preside over all meetings of the Board. In the event the Company designates Co-chairmen, they shall co-chair meetings of the Board.

            (b) The President and Chief Executive Officer shall have general and active management of the business of the Company, subject to authority of the Board.

            (c) The Vice-President or, if there are more than one, the Vice-President who has been designated by the Board, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. In addition, each Vice-President shall perform such other duties as shall from time to time be imposed upon him by the Board, Chairman or Co-chairmen of the Board or President.

            (d) The Secretary shall give, or cause to be given, notice of all meetings of the Members and of special meetings of the Board, and shall perform such other duties as may be from time to time imposed upon him by the Board, Chairman or Co-Chairmen of the Board, or President, under whose supervision he shall act.

            (e) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as shall be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Board an account of all his transactions as Treasurer and of the financial condition of the Company. The Treasurer shall perform such other duties as shall from time to time be imposed upon him by the Board, Chairman of the Board, or President.

            (f) In the absence or disability of the Secretary, the Assistant Secretaries, in the order designated by the Board, shall perform the duties of the Secretary, and shall have the full powers thereof.

     6.5  Duties of Board.
          ---------------

            (a) The Board will manage the affairs of the Company in a prudent and businesslike manner and will devote such part of their time to the Company affairs as is reasonably necessary for the conduct of such affairs.

            (b) In carrying out their obligations, the Board will or will cause the duly-elected and acting officers to:

                 (i) Cause to be obtained and maintained such public liability and other insurance as may be available and as the Board deems necessary or appropriate;

                 (ii) Cause to be deposited all funds of the Company in one or more separate bank accounts with such banks or trust companies as the Board may designate (withdrawals from such bank accounts to be made upon such signature or signatures as the Board may designate);

                 (iii) Cause to be maintained complete and accurate records of all assets owned or leased by the Company and complete and accurate books of account and all other records required by the Act (and containing such information as shall be necessary to record allocations and distributions), and make such records and books of account available for inspection and audit by any Member or his duly authorized representative (at the expense of such Member) during regular business hours and at the office specified in Section 1.4 hereof;

                 (iv) Cause to be prepared and distributed to each Member all tax reporting information reasonably required for the preparation of such Member's federal, state, local or foreign tax returns within ninety (90) days after the end of each Fiscal Year or as soon thereafter as is reasonably practicable;

                 (v) Cause to be filed such instruments or certificates and amendments thereto and do such other acts as may be required by law to qualify and maintain the Company as a limited liability company in all states in which the Company transacts any business; and

                 (vi) Cause to be prepared and distributed to each Member audited annual financial statements within ninety (90) days after the end of the Fiscal Year or as soon thereafter as is reasonably practicable.

            (c) The Managers shall not be personally liable for the return of all or any part of the Capital Contributions of the Members to the Company. Any such return shall be made solely from the assets of the Company.

     6.6  Rights of Members.
          -----------------

     Except as otherwise expressly provided in this Agreement, no Member shall be entitled to participate in the control and management of the Company, nor shall any Member have the right to sign for or bind the Company except when acting as a duly designated Manager or when acting within the scope of powers properly delegated by the Board to a Member, officer, employee or agent of the Company.

     6.7  Waiver of Conflicts of Interest; Exculpation.
          --------------------------------------------

            (a) Subject to the terms of subsection (b), immediately below, each Member (for itself and on behalf of the Company) hereby, to the fullest extent permitted by applicable law,

                 (i) waives any claim or cause of action against any other Member and its Affiliates or any of the Managers, officers or employees of the Company or any of the employees, officers, directors, agents or authorized representatives of any of the foregoing (collectively, the "Indemnified
                                                            -----------
Parties") that may from time to time arise in respect of a breach of any duty to
-------
the Company by any such person including as a result of a conflict of interest between the Company and such other Member or any of its Affiliates other than the breach of a duty expressly imposed pursuant to an agreement to which the Company and any other Member or any of its Affiliates are parties (a "Related Agreement");

                 (ii) acknowledges and agrees that, except as expressly required by this Agreement, (A) in the event of any conflict of interest between the Company and any other Member or any of its Affiliates that may from time to time arise, each of such other Member, such other Member's Affiliates, any Manager and any employee of such other Member (or its Affiliates) may act in the best interest of such other Member or any of its Affiliates and (B) each such Member shall not be obligated (1) to reveal to the Company confidential information to reveal to the Company confidential information belonging to or relating to the business of such other Member or any of its Affiliates or (2) to recommend or take any action in its capacity as such Member, Manager or employee (including as a seconded employee), as the case may be, that prefers the interest of the Company over the interest of such other Member or any of its Affiliates; provided, however, that all business dealings of the Company with a Member and its Affiliates shall be on standard commercial terms and conditions, except as otherwise expressly provided in a Related Agreement; and

                 (iii) acknowledges and agrees that no Indemnified Party shall have any liability, responsibility or accountability, now or in the future, (whether direct or indirect, in contract or tort or otherwise) to any other Indemnified Party or to the Company for any losses, claims, damages, liabilities or expenses (including fees and expenses of counsel) (collectively, "Damages") asserted against or incurred by the Company or any Indemnified Party arising out of or in connection with the management or conduct of the business and affairs of the Company or any Indemnified Party, any activities of any Indemnified Party involving the offering and selling of interests in the Company, the management or conduct of the business and affairs of any Indemnified Party insofar as it relates to the Company or any Member, or any other acts reasonably believed by such Indemnified Party to be within the scope of authority conferred on such person by this Agreement, including, without limitation, activities of an Indemnified Party (A) which are for the account of such Indemnified Party, (B) in respect of which such Indemnified Party profits in any manner, or (C) in which such Indemnified Party failed or refused to perform any act except those acts expressly required by the terms of this Agreement, or (D) any act or failure to act pursuant to advice of the independent public accountant or legal counsel for the Company, or required or prohibited by any government rule; provided, however, that the foregoing shall not relieve any Indemnified Party for Damages asserted against or incurred by the Company or another Indemnified Party which result from a judgment or other final adjudication adverse to such Indemnified Party that establishes that such acts were in bad faith or involved intentional misconduct or a knowing violation of law or any breach by such Indemnified Party of the representations, warranties, covenants or agreements contained in this Agreement or (ii) breach of a Related Agreement; provided, further, that Damages shall not be deemed to arise out of or be based upon any violation of law, willful misconduct, bad faith or active or deliberate dishonesty of an Indemnified Party solely because they arise out of or are based upon a violation of law, willful misconduct, bad faith or active and deliberate dishonesty of a Manager, officer or employee of such Indemnified Party if at the time of such violation of law, willful misconduct, bad faith or active and deliberate dishonesty, such Manager, officer or employee was also a seconded employee of the Company or Manager acting in his or her capacity as such (collectively, "Excluded Activities").

     6.8  Indemnification.
          ---------------

            (a) The Company shall indemnify and hold harmless each Indemnified Party from and against any and all Damages asserted against or incurred by such Indemnified Party arising out of or in connection with the management or conduct of the business and affairs of the Company or any Affiliate thereof; provided, however, that the foregoing shall not apply with respect to Excluded Activities committed by any such Indemnified Party.

            (b) In the event that an Indemnified Party desires to assert its right to indemnification from an Indemnifying Party required to indemnify such Indemnified Party under this Section 3.7 the Indemnified Party will give the Indemnifying Party prompt notice of the claim giving rise thereto (a "Claim"), and the Indemnifying Party will undertake the defense thereof (unless the Claim is asserted against or related to results from any action or failure to take action by such Indemnifying Party). The failure to promptly notify the Indemnifying Party hereunder shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent that the Indemnifying Party is actually prejudiced by the failure to so notify promptly.

            (c) The Indemnified Party shall not settle or compromise any Claim without the written consent of the Indemnifying Party unless the Indemnified Party agrees in writing to forego any and all claims for indemnification from the Indemnifying Party with respect to such Claim. However, if the Indemnifying Party, within a reasonable time after notice of any such Claim, fails to defend such Claim, the Indemnified Party will have the right to undertake the defense, compromise or settlement of such Claim on behalf of and for the account and risk of the Indemnifying Party, subject to the right of the Indemnifying Party to assume the defense of such Claim at any time prior to settlement, compromise or final determination thereof.

            (d) If the Indemnifying Party has undertaken the defense of a Claim and (i) if there is a reasonable expectation that (A) a claim may materially and adversely affect the Indemnified Party other than as a result of money damages or other money payments or (B) the

Indemnified Party or Parties may have legal defenses available to it or them that are different from or additional to the defenses available to the Indemnifying Party, or (ii) if the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party, the Indemnified Party shall nevertheless have the right at the Indemnified Party's cost and expense, to defend such Claim.

            (e) The indemnification authorized by this Section 6.8 is not exclusive of and will be in addition to any other rights granted to those seeking indemnification under this Agreement, any other agreement, a vote of Members or disinterested Managers of the Company, or otherwise, both as to action in their official capacities and as to action in another capacity while holding their offices or positions. The indemnification will continue as to a person who has ceased to be a Member, Manager, officer, employee or agent of the Company and will inure to the benefit of such person's heirs, executors, administrators, successors and assigns.

            (f) The Company shall purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit or self-insurance, for or on behalf of any person who is or was a Member, Manager or officer of the Company. The insurance or similar protection purchased or maintained for those persons may be for any liability asserted against them and incurred by them in any capacity described in this Section 6 or for any liability arising out of their status as described in this Section 6, whether or not the Company would have the power to indemnify them against that liability under this Section 6.9. Insurance may be so purchased from or so maintained with a person in which the Company has a financial interest.

            (g) The authority of the Company to indemnify persons pursuant to paragraph (a) of this Section 6.9 does not limit the payment of expenses as they are incurred, in advance of the final disposition of an action, suit or proceeding, or the payment of indemnification, insurance or other protection that may be provided pursuant to paragraphs (e) or (f) of this Section 6.9 does not create any obligation to repay or return payments made by the Company pursuant to paragraphs (e) or (f) of this Section.

     6.9  Freedom of Action.
          -----------------

            (a) Each Member and its respective Affiliates and Related Parties (collectively, the "Permitted Persons") may have other business interests and may engage in any other business or trade, profession or employment whatsoever, on its own account, or in partnership with, or as an employee, officer, director or stockholder of any other Person, and no Permitted Person shall be required to devote its or his entire time to the business of the Company. Without limiting the generality of the foregoing, (i) may engage in the same or similar activities or lines of business as the Company or develop or market any products or services that compete, directly or indirectly, with those of the Company,
(ii) may invest or own any interest publicly or privately in, or develop a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company and (iii) do business with any client or customer of the Company. Neither the Company nor any other Member nor any Affiliate thereof by virtue of this Agreement shall have any rights in and to any such independent venture or the income or profits derived therefrom, regardless of whether or not such venture was presented to a Permitted Person as a direct or indirect result of its or his connection with the Company. No Permitted Person shall have any obligation to present any business opportunity to the Company, even if the opportunity is one that the Company might reasonably be deemed to have pursued or had the ability or desire to pursue, in each case, if granted the opportunity to do so and no Permitted Person shall be liable to the Company or any Member (or any Affiliate thereof) for breach of any fiduciary or other duty, as a member or otherwise, by reason of the fact that a Permitted Person pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company.

            (b) Notwithstanding the foregoing, during the initial term of the Marketing & Services Agreement, Buy.com agrees not to take any action prohibited by Section 7(a) of the Marketing and Services Agreement.

     6.10  Reliance on Acts of Board.
           -------------------------

     No financial institution or any other person, firm or corporation dealing with the Board shall be required to ascertain whether the Board is acting in accordance with this Agreement, but such financial institution or such other person, firm or corporation shall be protected in relying solely upon the deed, transfer or assurance of, and the execution of such instrument or instruments by the Board.

                                   SECTION 7
                        BOOKS AND RECORDS; TAX MATTERS
                        ------------------------------

     7.1  Books and Records.
          -----------------

     The Company will keep adequate books and records at its principal place of business, setting forth a true and accurate account of all transactions and other matters arising out of and in connection with the conduct of the Company's business, which books and records will be otherwise kept in accordance with the provisions of the Act. Any Member or its designated representative will have the right, at any reasonable time, to have access to and to inspect and copy the contents of such books or records.

     7.2  Fiscal Year.
          -----------

     The accounting period and fiscal year of the Company (the "Fiscal Year") will be the calendar year.

     7.3  Tax Matters Partner.
          -------------------

     UA is hereby designated as "Tax Matters Partner" of the Company under
Section 6231 of the Code and Regulations thereunder and any comparable provisions under state or local law. Each Member hereby consents to such designation and agrees that upon the request of UA it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Tax Matters Partner, acting for the Company, shall control the preparation of all income tax and information returns as are required to be filed by the Company in the jurisdictions in which the Company does business or derives income. In the event the Company or any Members thereof in their capacity as Members shall be the subject of an income tax audit by any federal, state or local taxing authority, including administrative settlement and judicial review (a "Tax Contest"), the Tax Matters Partner shall be authorized to act for, and its decision shall be final and binding upon, the Company and each Member thereof. The Tax Matters Partner shall provide the Members with copies of (i) all income tax and information returns of the Company at least 20 days prior to the due date of such returns and (ii) all material written correspondence or filings to be submitted to a federal, state or local taxing authority in connection with a Tax Contest reasonably in advance of their submission (subject to applicable time constraints imposed by any such authority). The Tax Matters Partner shall consider, in its sole discretion, all reasonable suggestions regarding such materials made by the Members to the Tax Matters Partner on or before the tenth day following the date on which such materials are delivered to the Members (or on or before such earlier date as is specified in a cover letter accompanying such materials if a shorter comment period is made necessary by applicable time constraints imposed by a taxing authority). All expenses incurred by the Tax Matters Partner in participating in any Company tax audit or contesting any adjustment proposed by the Internal Revenue Service shall be borne by the Company.

     7.4  Section 754 Election.
          --------------------

     The Tax Matters Partner may, in its sole discretion, make or revoke, on behalf of the Company, an election under Section 754 of the Code. Each Member shall, upon request of the Tax Matters Partner, supply the information necessary to give effect to such an election.

                                   SECTION 8
                 ADMISSION OF NEW MEMBERS; TRANSFERS OF UNITS
                 --------------------------------------------

     8.1  Admission of New Members.
          ------------------------

     Subject to Section 6.3 hereof, additional Members may be admitted to the Company from time to time on such terms and conditions as shall be determined by the Board, including, without limitation, upon execution and delivery of an appropriate subscription agreement. The cash proceeds received by the Company from the admission of any additional Member to the Company pursuant to this
Section 8.1 shall be used for such purposes as the Board may determine. Appendix
                                                                        --------
A to this Agreement shall be amended from time to time as appropriate to reflect
-
the Units and Percentage Interest of any additional Member admitted to the Company in accordance with this Agreement.

     8.2  Restriction on Transfers.
          ------------------------

     Except as otherwise permitted by this Agreement, no Member may transfer all or any portion of its Units.

     8.3  Permitted Transfers.
          -------------------

     Subject to the conditions and restrictions set forth in Section 8.4 below, the Units of any Member may be Transferred (a "Permitted Transfer") solely in accordance with any of the following:

            (a) A Member may Transfer all or any portion of its Interest to a Permitted Affiliate of such Member.

            (b) Either Buy.com or UA may Transfer up to 50% of their respective Units to any of the parties listed on Appendix D or any direct or indirect
                                      ----------
wholly-owned subsidiary of any such Party (each a "Strategic Third Party"), provided such Transfer is in connection with a strategic transaction being entered into between the Company and such Strategic Third Party; and provided further that any Transfer under this Section 8.3(b) shall be subject to compliance with Section 8.5.

            (c) If neither 8.3(a) or 8.3(b) is applicable, either Buy.com or UA may Transfer all or any portion of its Units to any person with the prior written consent of the other Member which consent may be withheld in the sole and absolute discretion provided, however, that from and after the date that is three years from the Commencement Date, either Member may transfer all or any portion of its Interest without consent of the other Member, provided further, that any Transfer under this Section 8.3(c) shall be subject to compliance with
Section 8.5 and Section 8.6.

     8.4  Conditions to Permitted Transfers.
          ---------------------------------

     A Transfer will not be treated as a Permitted Transfer unless and until the following conditions are satisfied.

            (a) The transferor and transferee shall execute and deliver to the Company such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Company to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement. In all cases, the Company will be reimbursed by the transferor and/or transferee for all costs and expenses that it reasonably incurs in connection with such Transfer.

            (b) The transferor and transferee will furnish the Company with the transferee's taxpayer identification number, and any other information reasonably required to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. Without limiting the generality of the foregoing, the Company will not be required to make any distribution otherwise provided for in this Agreement with respect to any transferred Units until it has received such information.

            (c) Either (i) such Units will be registered under the Securities Act of 1933, as amended, and any applicable state securities laws, or (ii) the transferor will provide, upon the Company's reasonable request, an opinion of counsel, which opinion will be reasonably satisfactory to the Company, to the effect that such Transfer will be exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the transfer of securities.

            (d) The transferor may grant to any transferee of Units pursuant to a Permitted Transfer, the right to become a substitute Member, with respect to the Units transferred.

            (e) All transferees hereunder shall be bound by the terms of this Agreement in the same manner as the transferors.

            (f) The transferor shall provide an opinion of counsel, which opinion and counsel are satisfactory to the Board, to the effect that: (i) the Transfer will not result in a termination of the Company under this Section 708 of the Code; (ii) the Transfer will not cause the Company to be classified as an entity other than a partnership for purposes of the Code; and (iii) the Transfer will not result in or create a "prohibited transaction" as defined in Section 4975(c) of the Code or result in or cause the Company or any Member to be liable for excise tax under Chapter 42 of the Code or result in or cause the Company or the Company's assets to become the assets of an employee benefit plan (as defined in Section 3(3) of ERISA).

     8.5  Tag-Along Rights.
          ----------------

            (a) If a Member ("Selling Member") desires to transfer, pursuant to
Section 8.3(b) or Section 8.3(c) of this Agreement, any portion of the Units in the Company to one or more persons pursuant to a private sale or exchange or a series of related private sales or exchanges, the Selling Member must first notify the other Member (the "Tag-Along Member") in writing (for purposes of this Section 8.5, the "Tag-Along Notice") of such intended transfer at least twenty (20) Business Days prior to the proposed date for the consummation of such transfer, which notice will contain all of the proposed terms of the transfer, including, without limitation, the name and address of the prospective purchaser(s), the purchase price (which is to be determined on the basis of all consideration paid or to be paid in connection with such transfer, excluding compensation paid or to be paid for actual services rendered or to be rendered or for non-competition agreements) and other terms and conditions of payment (or the basis for determining the purchase price and other terms and conditions), the date on or about which such sale is to be consummated and the Units to be transferred; provided, however, that in the case of a transfer pursuant to
             --------  -------
Section 8.3(c) of this Agreement, the requirement of this Section 8.5 to deliver the Tag-Along Notice shall be fully satisfied by delivery of a Last Refusal Notice (as such term is defined in Section 8.6(a)). Within fifteen (15) Business Days after receipt of the Tag-Along Notice, in the case of transfers pursuant to
Section 8.3(b), and within twenty (20) Business Days after receipt of the Last Refusal Notice, in the case of transfers pursuant to Section 8.3(c), the Tag-Along Member may notify (for purposes of this Section 8.5, the "Participation Notice") the Selling Member that it will sell Units held by it (the number of which shall be determined as set forth in the following sentence) on the same terms as set forth in the Tag-Along Notice. The Units which the Tag-Along Member will be entitled to sell under this Section 8.5 will be determined as of the date of consummation of such transfer and will equal (x) the total number of Units that the Selling Member proposes to sell as set forth in the Tag-Along Notice, multiplied by (y) the Percentage Interest of the Tag-Along Member .

            (b) The Selling Member may sell its Units for which the Tag-Along Member has not delivered Participation Notices pursuant to Section 8.5(a) hereof, and which are the subject matter of the Tag-Along Notice, but only to the prospective purchaser identified in such Tag-Along Notice, at or about the time (not later than thirty (30) Business Days after the date of the Tag-Along Notice) and at the price and on the same terms and conditions as those contained in the Tag-Along Notice.

            (c) Any Participation Notice given pursuant to this Section 8.5 hereof, when taken together with the Tag-Along Notice, will constitute a binding legal agreement on the terms and conditions therein set forth, subject to the consummation of the transactions described in the Tag-Along Notice, it being understood that any material modification, amendment, variance or other change by the Selling Member of the terms and conditions set forth in the Tag-Along Notice, other than as provided in this Agreement, will be of no force and effect unless consented to in writing by the Tag-Along Member.

            (d) The costs and expenses of any transfer pursuant to this Section
8.5 will be borne by the Selling Member and the participating Tag-Along Member on a pro rata basis according to their Units being sold (or in such other proportion as such Members may agree).

     8.6  Right of Last Refusal.
          ---------------------

     Prior to effecting any Permitted Transfer pursuant to Section 8.3(c), the transferring Member ("Offeror Member") shall first offer to the other Member the right to purchase all of the Interest proposed to be Transferred in accordance with the following provisions:

            (a) If the Offeror Member receives (i) a bona fide written offer to purchase all or part of its Interest (a "Bona Fide Offer") from a Person which is not a Permitted Affiliate of such Member ("Prospective Purchaser") that the Offeror Member desires to accept, or (ii) a bona fide written acceptance from a Prospective Purchaser of the Offeror Member's offer to sell all or part of its Interest (a "Bona Fide Acceptance"), then the Offeror Member shall, not later than five (5) Business Days after receipt of such Bona Fide Offer or Bona Fide Acceptance, deliver written notice thereof (a "Last Refusal Notice") to the other Member ("Offeree Member"). A Last Refusal Notice in respect of any Interest shall: (i) identify the Prospective Purchaser; (ii) state the aggregate purchase price for such Membership Interest to be paid by the Prospective Purchaser (if such purchase price is to be paid by delivery of property other than cash, such price shall be the fair market value of such property and such notice shall state the Offeror Member's estimate of the fair market value of such property); (iii) summarize all material terms and conditions of the Bona Fide Offer or Bona Fide Acceptance and all other transactions and agreements directly or indirectly conditioned upon or otherwise related to the purchase of the Interest by the Prospective Purchaser; and (iv) be accompanied by a certificate of the Offeror Member or a duly authorized officer of the Offeror Member certifying that the information set forth in the Last Refusal Notice is true, correct and complete in all respects to the best of his or her knowledge.

            (b) For a period of twenty (20) Business Days following receipt by the Offeree Member of a Last Refusal Notice (the "Last Refusal Period"), the Offeree Member may elect, by the delivery of written notice of such election to the Offeror Member (the "Last Refusal Election Notice") within such Last Refusal Period, either to purchase such Interest at a price equal to the price set forth in the Last Refusal Notice (payable as set forth in Section 8.6(c)) and otherwise on the terms and conditions described in the Last Refusal Notice and in the accompanying materials or to exercise tag along rights with respect to such sale pursuant to the terms and conditions of Section 8.5 hereof; . The rights afforded to the Offeree Member pursuant to this Section 8.6 may be exercised by the Offeree Member or may be assigned by it to any other Person designated by it (a "Last Refusal Assignee"), in which case reference to Offeree Member in this Section 8.6 shall be deemed to include such Last Refusal Assignee.

            (c) If an Offeree Member elects to purchase the Interest specified in the Last Refusal Notice, the Offeree Member may elect to pay the Purchase Price by delivery of cash delivered by check or wire transfer of immediately available funds or such other consideration as the Offeree Member and the Offeror Member may mutually agree.

            (d) If any Offeree Member duly and timely delivers a Last Refusal Election Notice to the Offeror Member in respect of any Interest during the Last Refusal Period, then the Offeror Member shall be obligated to sell such Interest to such Offeree Member, and such Offeree Member shall be obligated to purchase such Interest from the Offeror Member, free and clear of all liens, claims, charges or security interests. The purchase of any Interest by the Offeree Member shall be consummated on or before the later of (i) the one hundred twentieth (120th) day after the Last Refusal Election Notice is received by the Offeror Member or (ii) the date that is ten (10) Business Days following the last to occur of (x) the expiration (or earlier termination) of any applicable waiting period (and, if extended, the extended waiting period) imposed under any applicable law or regulation and (y) the receipt of all material governmental and regulatory consents, governmental and regulatory approvals or governmental and regulatory waivers that may be required in connection with the purchase and sale of the Interest, or on such other date as the Offeror Member and Offeree Member may mutually agree.

            (e) If the Offeree Member does not duly and timely deliver a Last Refusal Election Notice to the Offeror Member in respect of any Interest, or if the Offeree Member elects to purchase such Interest and fails to close such purchase as required by Section 8.6(d) hereof, then the Offeror Member shall have the right to enter into an agreement to sell such Interest to the Prospective Purchaser by a date not later than ninety (90) days after (i) the date of delivery of the Last Refusal Notice in respect of such Interest or (ii) the date of the failure to close such purchase (the "Transfer Closing Date") at a price and on terms which are neither individually nor in the aggregate more favorable to the Prospective Purchaser than those originally contained in the Bona Fide Offer or Bona Fide Acceptance.

     8.7  Prohibited Transfers.
          --------------------

            (a) Any purported Transfer of a Unit that is not a Permitted Transfer, or that is not otherwise made in accordance with this Section 8, will be null and void and of no effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer, the Interest transferred will be strictly limited to the transferor's rights to allocations and distributions as provided by this Agreement with respect to the transferred Interest, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Company) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Units may have to the Company and neither the transferee nor the transferor will have any rights as to the management of the Company with respect to such transferred Units; provided, further, that the Company shall have the option to purchase such transferred or purportedly transferred Units from the transferee by delivering written notice of its intention to purchase such Units to the transferee at any time within ninety (90) Business Days after the Company has knowledge of a Transfer that is not a Permitted Transfer, to the extent permitted by law. The Company may assign all or part of its right to purchase such transferee's Units as provided in the foregoing sentence to the non-transferring Members on a pro rata basis or such other basis as such Members agree, provided that the entire Interest of such transferee is purchased by the Company or its Member assignees. The purchase price and terms of sale for such Units shall be determined in accordance with
Section 11 hereof.

            (b) In the case of a Transfer or attempted Transfer of a Unit that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer will be liable to indemnify and hold harmless the Company and the other Members from all costs, liability, and damage that any of such indemnified Persons may incur (including, without limitation, incremental tax liability and attorneys' fees and expenses) as a result of such Transfer or attempted Transfer and efforts to enforce the indemnity granted hereby.

     8.8  Distributions with Respect to Transferred Units.
          -----------------------------------------------

     All distributions on or before the date of such Transfer will be made to the transferor, and all distributions thereafter will be made to the transferee. Solely for purposes of making such distributions, the Company will recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer, provided that if the Company does not receive a notice stating the date such Unit was Transferred and such other information as the Company may reasonably require within thirty (30) days after the end of the accounting period during which the Transfer occurs, then all of such distributions will be made to the Member who, according to the books and records of the Company, on the last day of the accounting period during which the transfer occurs, was the owner of the Unit. Neither the Company nor any Member will incur any liability for making distributions in accordance with the provisions of this Section 8.8, whether or not the Company has knowledge of any Transfer of ownership of any Unit.

     8.9  Termination of Transfer Restrictions.
          ------------------------------------

     The transfer restrictions contained in this Section 8 shall terminate upon the closing of an initial public offering of equity securities of the Company.

                                   SECTION 9
                            WITHDRAWAL OF A MEMBER
                            ----------------------

     9.1  Withdrawal of a Member.
          ----------------------

     No Member may withdraw or resign from the Company, or take any action to dissolve, liquidate or terminate the Company except in accordance with the terms of this Agreement.

     9.2  Improper Withdrawal.
          -------------------

     If a Member withdraws from the Company in contravention of this Agreement, in addition to any other remedies available to the Company under applicable law, the Company may recover from the withdrawing Member damages for breach of this Agreement and may offset the damages against the amount otherwise distributable to such Member on account of its Interest.

     9.3  Consequences of Withdrawal.
          --------------------------

            (a) In the event of a withdrawal by a Member the Company shall not dissolve but, shall continue until dissolved in accordance with Section 10 hereof.

                                  SECTION 10
                          DISSOLUTION OF THE COMPANY
                          --------------------------

     10.1  Dissolution Events.
           ------------------

     The Company will dissolve and commence winding up and liquidation upon the first to occur of any of the following (each, a "Dissolution Event"):

            (a) The sale or other transfer of all or substantially all of the Company's assets;

            (b) A merger or consolidation of the Company with one or more other entities in which the Company is not the surviving entity;

            (c) The decision of the Board pursuant to Section 6.3 of this Agreement to dissolve, wind up, and liquidate the Company;

            (d) Upon entry of a decree of judicial dissolution under the Act.

            (e) The withdrawal of all members.

     10.2  Winding Up.
           ----------

     Upon the occurrence of a Dissolution Event, the Company will continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. No Member will take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs.

The Company's assets will be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom, to the extent sufficient therefor, will be applied and distributed in the following order:

            (a) First, to the payment and discharge of all of the Company's debts and liabilities to creditors other than Members and of the expenses of liquidation;

            (b) Second, to the establishment of any reserve which the Members, their successors or other representatives may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Company. Such reserve may be paid over to any attorney at law, or other acceptable party, as escrow agent to be held for disbursement in payment of any of the aforementioned liabilities and, at the expiration of such period as shall be deemed advisable by the Members, their successors or other representatives for distribution of the balance, in the manner provided in this Section 10.2;

            (c) Third, to the payment and discharge of all of the Company's debts and liabilities to Members; and

            (d) Finally, to the Members in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all taxable periods, including the period during which the Dissolution Event occurs, until such Capital Account balances are reduced to zero.

     Any distribution to a Member pursuant to paragraphs 10.2(b) or (c) above will be net of any amounts owed to the Company by such Member.

     No Member will receive any additional compensation for any services performed pursuant to this Section 10.

     10.3  Compliance With Timing Requirements of the Regulations.
           ------------------------------------------------------

     In the event the Company is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, distributions will be made pursuant to this Section 10.3 to the Members who have positive Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations. If any Member has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member will have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit will not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Board, a pro rata portion of the distributions that would otherwise be made to the Members pursuant to this Section 10.3 may be:

            (a) distributed to a trust established for the benefit of the Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or of the Members arising out of or in connection with the Company. The assets of any such trust shall be distributed to the

Members from time to time, in the discretion of the Board, in the same proportion as the amount distributed to such trust by the Company would otherwise have been distributed to the Members pursuant to this Agreement; or

            (b) withheld to provide a reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Members as soon as reasonably practicable.

     10.4  Rights of Members.
           -----------------

     Except as otherwise provided in this Agreement, (a) each Member will look solely to the assets of the Company for the return of his Capital Contribution and will have no right or power to demand or receive property other than cash from the Company, and (b) no Member will have priority over any other Member as to the return of his Capital Contribution, distributions or allocations.

     Prohibition on Withdrawal. Except as otherwise provided in Sections 8 or 9 of this Agreement or another written agreement between the Company and one or more Members, no Member is entitled to withdraw from the Company prior to the Company's dissolution pursuant to this Section 10. Under no circumstances, other than pursuant to the express terms of this Agreement, will the Company be required to make any distribution pursuant to the Act prior to the Company's dissolution pursuant to this Section 10.

                                  SECTION 11
                        DEADLOCKS; PUT RIGHT; MANDATORY
                        -------------------------------
                           REPURCHASE OF UA INTEREST
                           -------------------------

     11.1  Deadlocks.
           ---------

     In the event the Manager appointed by UA and the Manager appointed by Buy.com are unable to agree on any of the Reserved Matters set forth in Section
6.3 hereof (a "Deadlock"), within sixty (60) days of the occurrence of the Deadlock (the "Deadlock Period"), UA and Buy.com shall undertake the following resolution procedures in an effort to resolve the Deadlock. The Managers appointed by UA and Buy.com shall conduct at least two face to face meetings to discuss the Deadlock in a good faith effort to resolve the Deadlock. If the Deadlock persists following these meetings between the Managers, each Manager shall prepare a summary of the Deadlock issues and their respective positions and shall provide a copy of such summary to the other Member. The Chief Executive Officer of Buy.com and the Senior Vice President, Finance or Chief Information Officer of UA shall then conduct at least one face to face meeting to discuss the Deadlock in a good faith effort to resolve the Deadlock.

     11.2  Put Right.
           ---------

          (a) Within sixty days after the end of the Deadlock Period without resolution of a Deadlock, after complying with the resolution procedures set forth in Section 11.1 hereof, provided such Deadlock occurs after the third anniversary of the Formation Date, UA may deliver notice to the Company and Buy.com (the "Put Notice") stating that UA is exercising its option to put all, but not less than all, of its Interest in the Company to Buy.com (the "Put Option"). Upon the receipt of the Put Notice, Buy.com and UA shall jointly determine the fair market value of UA's Interest, taking into account the fair market value of the Business of the Company as a going concern (the "Fair Market Value") and the sale of the Interest pursuant to the Put Option shall be consummated within twenty (20) Business Days of such determination of Fair Market Value according to the procedures set forth herein, subject to any and all necessary regulatory or other approvals. If Buy.com and UA fail to agree as to the Fair Market Value within fifteen (15) Business Days starting from the date of the Put Notice, UA will engage an appraisal firm (the "First Appraiser") to appraise the Fair Market Value as of the most recent practicable date (the "Appraisal Date") and to prepare and deliver a report to UA and Buy.com describing the results of such appraisal (the "First Appraisal") no later than twenty (20) Business Days after being engaged. For a period of ten (10) Business Days following receipt of the First Appraisal, Buy.com will have the right to object to the First Appraisal by written notice to UA (the "FMV Objection Notice") and engage an appraisal firm (the "Second Appraiser"). Buy.com will cause the Second Appraiser to appraise the Fair Market Value as of the Appraisal Date and to prepare and deliver a report to Buy.com and UA describing the results of such appraisal (the "Second Appraisal") within twenty (20) Business Days following the date of the FMV Objection Notice. In the event the Fair Market Values determined by the First Appraiser and the Second Appraiser differ and UA and Buy.com fail to agree upon the Fair Market Value within ten (10) Business Days after delivery of the Second Appraisal, the First Appraiser and the Second Appraiser will select an appraisal firm (the "Third Appraiser"), and
                                                         ---------------
UA and Buy.com will cause the Third Appraiser to appraise the Fair Market Value as of the Appraisal Date and to prepare and deliver a report to UA and Buy.com describing the results of such appraisal (the "Third Appraisal") within twenty
                                               ---------------
(20) Business Days following the date of the Third Appraiser's engagement. After delivery of the Third Appraisal, the Fair Market Value will be the average of the two values determined by the appraisers whose determination of value is closest to each other from among the three appraisals. Determination of the Fair Market Value in the above manner will be final and binding on UA and Buy.com. The cost of the First Appraiser will be borne by UA. The cost of the Second Appraiser, if any, will be borne by Buy.com. The cost of the Third Appraiser, if any, will be shared equally by UA and Buy.com. Buy.com shall have the right to assign its obligation to purchase the Interest of UA.

          (b) At the closing of the sale of UA's Interest to Buy.com pursuant to the Put Option, Buy.com shall issue and deliver to UA a Promissory Note in the principal amount equal to the Fair Market Value as determined pursuant to this
Section 11. The Promissory Note shall provide for the principal to be paid in five (5) equal quarterly installments, together with accrued but unpaid interest thereon, with the initial payment being six (6) months after the final Fair Market Value has been established pursuant to Section 11.2(a). The Promissory Note shall bear interest at the rate of prime plus 1%.

     11.3  Mandatory Repurchase of UA Interest.
           -----------------------------------

     In the event that UA elects to terminate the Marketing and Services Agreement pursuant to the provisions of Section 17(b) thereof, Buy.com shall be required to purchase all of UA's Units for a purchase price of [$1.00] per Unit. Such purchase shall be consummated within five (5) Business Days of the date on which Buy.com receives written notice of UA's election to terminate the Marketing and Services Agreement.

                                  SECTION 12
                              MEETINGS OF MEMBERS
                              -------------------

     12.1  Meetings.
           --------

     Meetings of the Members, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board, and shall be called by the Board at the request in writing of any Member or group of Members holding at least twenty percent (20%) of the Units. The Chairman of the Board shall preside at all meetings of the Members.

     12.2  Place of Meetings.
           -----------------

     The Board may designate any place, either within or outside the State of Delaware, as the place of meeting for any meeting of the Members. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the Company's principal place of business in Aliso Viejo, California.

     12.3  Notice of Meetings.
           ------------------

     Except as provided in Section 12.4 hereof, the Board shall deliver or cause to be delivered a notice of such meeting to each Member entitled to vote at such meeting. Said notice shall be delivered not less than five (5) days nor more than sixty (60) days before the date of such meeting and shall state the place, day and hour of the meeting and the purpose or purposes for which the meeting is called.

     12.4  Meeting of all Members.
           ----------------------

     If all of the Members shall meet at any time and place, either within or outside of the State of Delaware, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting lawful action may be taken.

     12.5  Record Date.
           -----------

     For the purpose of determining Members entitled to notice of, or to vote at, any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any distribution, or in order to make a determination of Members for any other purpose, the date on which notice of the meeting is mailed or the date on which the resolution declaring such distribution is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Section, such determination shall apply to any adjournment thereof.

     12.6  Quorum.
           ------

     Members holding a majority of all Units entitled to vote on the matters to be presented at a meeting of the Members, whether represented in person or by proxy, shall constitute a quorum at such meeting. In the absence of a quorum at any such meeting, the Members holding at least sixty-six percent (66%) of the Units so represented may adjourn the meeting from time to time for a period not to exceed sixty (60) days without further notice. However, if the adjournment is for more than sixty (60) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The Members present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal during such meeting of that number of Units whose absence would cause less than a quorum.

     12.7  Manner of Acting.
           ----------------

     If a quorum is present, the affirmative vote of Members holding at least a majority of all Units entitled to vote on the subject matter shall be the act of the Members, unless the vote of a greater or lesser proportion or number or separate class vote is otherwise required by the Act, the Certificate or this Agreement.

     12.8  Proxies.
           -------

     At all meetings of the Members, a Member may vote in person or by written proxy executed by the Member or by such Member's duly authorized attorney-in-fact. Such proxy shall be filed with the Company before or at the time of the meeting. No proxy shall be valid after eight (8) months from the date of its execution, unless otherwise provided in the proxy.

     12.9  Action by Members Without a Meeting.
           -----------------------------------

     Action required or permitted to be taken at a meeting of the Members may be taken without a meeting if such action is approved by the Members holding at least a majority of all Units entitled to vote on the action, unless the approval of a greater or lesser proportion or number or separate class approval is required, and such approval is evidenced by one or more written consents describing the action taken, signed by the requisite number of qualified Members and delivered to the Company for inclusion in the minutes of the Company or for filing with the Company records. Action taken under this Section 12.9 is effective when the requisite number of qualified Members have signed the consent, unless the consent specifies a different effective date. The record date for determining Members entitled to take action without a meeting shall be the date the first Member signs a written consent. Notice of any action taken under this Section 12.9 shall be given to each Member who did not sign a written consent with respect to such action.

     12.10  Waiver of Notice.
            ----------------

     When any notice is required to be given to any Member, a waiver thereof in writing signed by the person entitled to such notice, whether before, at or after the time stated therein, shall be equivalent to the giving of such notice.

                                  SECTION 13
                                  AMENDMENTS
                                  ----------

     13.1  Authority to Amend.
           ------------------

     Amendments to this Agreement shall require the approval of Buy.com and UA.

     13.2  Notice of Amendments.
           --------------------

     Every Member shall have the right to propose amendments to this Agreement. A copy of any amendment to be approved by the Members pursuant to Section 13.1 hereof shall be mailed in advance to each Member.

                                  SECTION 14
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     14.1  Securities Law Representations.
           ------------------------------

     Each Member hereby represents and covenants that such Member is acquiring such Member's Units for its own account solely for investment purposes and not with a view to the distribution or resale thereof. Notwithstanding statements contained in other Sections of this Agreement, no Unit may be offered or sold and no transfer of a Interest will be made either by the Company or the Members unless: (i) such Unit is registered under the Securities Act of 1933, as amended from time to time, and any applicable state securities laws, or (ii) an opinion of counsel, reasonably satisfactory to the Board as to form and substance, is delivered to the Company by the Member desiring to offer, sell or transfer a Unit, to the effect that no such registration is necessary; provided that such requirement may be waived by the Board.

     14.2  Legends.
           -------

            (a) Each Member further hereby agrees that the following legend may be placed upon any counterpart of this Agreement, the certificate, or any other document or instrument evidencing ownership of a Unit:

     The Units represented by this document have not been registered under any securities laws and the transferability of such Units is restricted. A Unit may not be sold, assigned or transferred, nor will any assignee, vendee, transferee or endorsee thereof be recognized as having acquired any such Unit by the issuer for any purposes, unless (1) a registration statement under the Securities Act of 1933, as amended, with respect to such Unit will then be in effect and such transfer has been qualified under all applicable state securities laws, or (2) the availability of an exemption from such registration and qualification will be established to the reasonable satisfaction of counsel to the Company.

     14.3  Representations and Warranties of UA.
           ------------------------------------

           (a) UA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by UA, the performance by UA of its obligations hereunder and the consummation by UA of the transactions contemplated hereby have been duly authorized by all requisite action on the part of UA. This Agreement has been duly executed and delivered by UA and constitutes a legal, valid and binding obligation of UA enforceable against UA in accordance with its terms, subject as to enforceability to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors rights generally and to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

           (b) The execution, delivery and performance of this Agreement by UA does not and will not (i) violate or conflict with the Certificate of Incorporation or Bylaws of UA, (ii) conflict with or violate any law or governmental order applicable to UA, or (iii) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time or both would become a default) under, or give to any person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any lien on any of the assets or properties of UA pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which UA is a party or by which any of its assets or properties are bound or affected, except as would not, individually or in the aggregate, prohibit UA from consummating the transactions contemplated hereby.

           (c) The execution and delivery of this Agreement by UA does not, and the performance of this Agreement by UA will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental authority or any other person except as would not individually or in the aggregate, prohibit UA from consummating the transactions contemplated hereby.

     14.4  Representations and Warranties of Buy.com.
           -----------------------------------------

           (a) Buy.com is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Buy.com, the performance by Buy.com of its obligations hereunder and the consummation by Buy.com of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Buy.com. This Agreement has been duly executed and delivered by Buy.com and constitutes a legal, valid and binding obligation of Buy.com and enforceable against Buy.com in accordance with its terms, subject as to the enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws affecting creditors rights generally and to the effect of general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

           (b) The execution, delivery and performance of this Agreement by Buy.com does not and will not (i) violate or conflict with the Certificate of Incorporation or Bylaws of Buy.com, (ii) conflict with or violate any law or governmental order applicable to Buy.com, or (iii) result in any breach of, or constitute a default, (or event which with the giving of notice or lapse of time or both would become a default) under, or give to any person any rights of termination, amendment, acceleration or cancellation of, result in the creation of any lien on any of the assets or properties of Buy.com pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Buy.com is a party or by which any of such assets or properties are bound or affected, except as would not, individually or in the aggregate, prohibit Buy.com from consummating the transactions contemplated hereby.

          (c) The execution and delivery of this Agreement by Buy.com does not, and the performance of this Agreement by Buy.com, will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental authority or any other person except as would not individually or in the aggregate, prohibit Buy.com from consummating the transactions contemplated hereby.

                                  SECTION 15
                                 MISCELLANEOUS
                                 -------------

     15.1  Notices.
           -------

     All notices, requests, demands and other communications under this Agreement must be in writing and will be deemed duly given, unless otherwise expressly indicated to the contrary in this Agreement, (a) when personally delivered, (b) three (3) Business Days after having been deposited in the United States mail, certified or registered, return receipt requested, postage prepaid,
(c) one (1) Business Day after having been dispatched by a nationally recognized overnight courier service, addressed to the parties or their permitted assigns with an acknowledgment of receipt requested at the following addresses, or (d) upon receipt of confirmation of a telephonic facsimile transmission:

           (a) If to the Company, to the Company at the address set forth in
Section 1.4 hereof; and

           (b) If to a Member, to the address set forth on Appendix A to this
                                                           ----------
Agreement.

     Any Person may from time to time specify a different address by written notice to the Company.

     15.2  Binding Effect.
           --------------

     Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement will be binding upon and inure to the benefit of the Members and their respective heirs, legatees, legal representatives, successors, transferees and assigns.

     15.3  Construction.
           ------------

     Every covenant, term and provision of this Agreement will be construed simply according to its fair meaning and not strictly for or against any Member.

     15.4  Entire Agreement.
           ----------------

     This Agreement, together with the Certificate, the Marketing and Services Agreement, and, together with all exhibits, appendices and schedules to each such document, as each of the foregoing may be amended in writing from time to time (the "Organizational Documents"), contain the entire understanding among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement. Except as otherwise provided in a written agreement between the Company and a person who has been granted an option to acquire Units in consideration for services rendered to the Company or an Affiliate of the Company, there are no representations, agreements, arrangements or undertakings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement which are not fully expressed in the Organizational Documents.

     15.5  Headings.
           --------

     Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope or extent of this Agreement or any provision hereof.

     15.6  Severability.
           ------------

     Every provision of this Agreement is intended to be severable. If any term or provision hereof is invalid for any reason whatsoever, such illegality or invalidity will not affect the validity or legality of the remainder of this Agreement.

     15.7  Incorporation by Reference.
           --------------------------

     Every appendix, exhibit, schedule, and other document attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference.

     15.8  Further Action.
           --------------

     Each Member agrees to perform all further acts and execute, acknowledge, and deliver any documents which may be reasonably necessary, appropriate, or desirable to carry out the provisions of this Agreement.

     15.9   Variation of Pronouns.
            ---------------------

     All pronouns and any variations will be deemed to refer to masculine, feminine, or neuter, singular or plural, as the identity of the Person or Persons may require.

     15.10  Governing Law.
            -------------

     The laws of the State of Delaware will govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Members.

     15.11  Specific Performance.
            --------------------

     The parties acknowledge that it is impossible to measure, in money, the damages that shall accrue to a party or to the personal representative of a decedent from a failure of a party to perform any of the obligations under this Agreement. Therefore, if any party or the personal representative or executor of any party enters into any action or proceeding to enforce the provisions of this Agreement, any Person (including the Company) against whom the action or proceeding is brought waives the claim or defense that the moving party or representative has or shall have an adequate remedy at law, and the Person shall not urge in the action or proceeding the claim or defense that an adequate remedy at law exists.

     15.12  Counterpart Execution.
            ---------------------

     This Agreement may be executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts will be construed together and will constitute one agreement.

     15.13  Confidentiality.
            ---------------

     The Members and the Company will enter into a Confidentiality Agreement. Use and disclosure of Confidential Information (as defined in such Confidentiality Agreement) by the Members and the Company shall be governed by the terms of such Confidentiality Agreement.

     IN WITNESS WHEREOF, the parties have entered into this Operating Agreement of BuyTravel.com LLC as of the date first above written.

BUY.COM, INC.                           UNITED AIR LINES, INC.


By:________________________________     By:_________________________________
(Signature)                             (Signature)


___________________________________     ____________________________________
(Print Name)                            (Print Name)

Title:_____________________________     Title:______________________________


                    [SIGNATURE PAGE TO OPERATING AGREEMENT]

                              LIST OF APPENDICES

APPENDIX A - Members' Names, Addresses, Capital Contributions And Percentage
             Interests

APPENDIX B - Definitions

APPENDIX C - Tax Matters

APPENDIX D - Strategic Third Party List

                                  APPENDIX A
                                  ----------

                          MEMBERS' NAMES, ADDRESSES,
                CAPITAL CONTRIBUTIONS AND PERCENTAGE INTERESTS

                                 Capital Contributions
     Names and Addresses               Made
        of Members                 or to be Made*              Number of Units      Percentage Interest
------------------------         ----------------------        ----------------     -------------------

BUY.COM, INC.                          $2,000,000                    100                      50%
21 Brookline
Aliso Viejo, CA 92656
Attn: Chief Financial
 Officer and Senior General
 Counsel

UNITED AIR LINES, INC.                 $2,000,000                    100                      50%
1200 E. Algonquin Road
Elk Grove, Illinois  60007
Attn: Senior Vice President,
 Finance
                                 --------------------                               ----------------
                                       $4,000,000                    200                     100%
                                 ====================                               ================

*Each of Buy.com and UA will make $1,000,000 of such contribution within thirty days of the completion of the Preliminary Budget and Business Plan and make the remaining $1,000,000 of such contribution on or before the date that is four months from the date of this Agreement.


                                 Appendix A-1

                                  APPENDIX B
                                  ----------

                                  DEFINITIONS

     "Act" means the Delaware Limited Liability Act, as it may be amended from time to time.

     "Additional Member" means any Person admitted as a Member pursuant to
Section 8 hereof.

     "Affiliate" means, with respect to any Person: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person;
(ii) any Person owning or controlling outstanding securities representing 15% or more of the voting power with respect to matters generally voted upon by shareholders of such Person; (iii) any officer, director, manager, trustee or general partner of such Person; or (iv) any Person who is an officer, director, manager, trustee or general partner or holder of 5% or more of the voting securities of any Person described in clauses (i) through (ii).

     "Agreement" means this Agreement, as originally executed and as amended from time to time. Terms such as "hereof," "hereto," "hereby," "hereunder" and "herein" refer to this Agreement as a whole, unless the context otherwise requires.

     "Appraisal Date" shall have the meaning ascribed to such term in Section 11.2.

     "Board" means the Board of Managers of the Company.

     "Bona Fide Acceptance" shall have the meaning ascribed to such term in
Section 8.6.

     "Bona Fide Offer" shall have the meaning ascribed to such term in Section 8.6.

     "Budget" means the annual budget approved by the Board pursuant to Section
6.3 as contemplated by Section 3.3.

     "Business" means the marketing and selling of travel services and products on the Internet, and any activities necessary, appropriate or incidental thereto.

     "Business Day" means any day that is not a Sunday, Saturday or any day on which banks are required or authorized by law to be closed in the State of California or Illinois.

     "Business Plan" means the business plan for the Company as approved by the Board pursuant to Section 6.3 as contemplated by Section 3.3.

     "Buy.com" means Buy.com, Inc., a Delaware corporation.

     "Capital Account" means, with respect to any Member, the account maintained for such Member in accordance with the provisions of Appendix C.
                                                     ----------

                                 Appendix B-1

     "Capital Contributions" means, with respect to any Member, the amount of money and the initial fair market value of any assets (other than money) contributed to the Company with respect to the Interest held by such Person.

     "Certificate" means the Certificate of Formation for the Company originally filed with the Delaware Secretary of State and as amended from time to time.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).

     "Commencement Date" shall have the meaning ascribed to such term in the first paragraph of this Agreement.

     "Company" means BuyTravel.com LLC, a Delaware limited liability company, as defined in Section 1.1 of this Agreement.

     "Confidentiality Agreement" means that certain Confidentiality Agreement dated of even date herewith by and among the Company, Buy.com and UA as contemplated in Section 15.13.

     "Deadlock Period" shall have the meaning ascribed to such term in Section 11.1.

     "Dissolution Event" shall have the meaning ascribed to such term in Section 10.1.

     "Fair Market Value" shall have the meaning ascribed to such term in Section 11.2.

     "First Appraisal" shall have the meaning ascribed to such term in Section 11.2.

     "First Appraiser" shall have the meaning ascribed to such term in Section 11.2.

     "Fiscal Year" shall have the meaning ascribed to such term in Section 7.2.

     "FMV Objection Notice" shall have the meaning ascribed to such term in
Section 11.2.

     "Hosting Services Agreement" shall mean the agreement providing for the provision of web-site hosting services anticipated to be entered into by and between the Company and a third-party provider pursuant to Section 2.a of the Marketing and Services Agreement.

     "Initial Capital Contribution" shall have the meaning ascribed to such term in Section 3.1.

     "Interest" means a Member's entire ownership interest in the Company represented by one or more Units, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.


                                 Appendix B-2

     "Last Refusal Election Notice" shall have the meaning ascribed to such term in Section 8.6.

     "Last Refusal Notice" shall have the meaning ascribed to such term in
Section 8.6.

     "Last Refusal Period" shall have the meaning ascribed to such term in
Section 8.6.

     "Manager" means a member of the Board.

     "Marketing & Services Agreement" means that certain Marketing & Services Agreement of even date herewith entered into by and among, the Company, UA and Buy.com.

     "Member" means any Person who (i) is referred to as such in the first paragraph of this Agreement or has become a Member pursuant to the terms of this Agreement, and (ii) has not ceased to be a Member pursuant to the terms of this Agreement. Solely for purposes of the allocation, distribution and transfer provisions of Appendix C and Sections 4, 5, 8 and 10 of the Agreement (and any
              ----------
definitions relating thereto), a Member shall also include an assignee or transferee of a Unit who has not been admitted to the Company as a Member. "Members" means all such Persons.

     "Offeree Member" shall have the meaning given in Section 8.6.

     "Offeror Member" shall have the meaning given in Section 8.6.

     "Participation Notice" shall have the meaning ascribed to such term in
Section 8.5.

     "Percentage Interest" means, with respect to any Member, the amount, expressed as a percentage, that the number of Units owned by such Member at any given time as set forth in Appendix A hereto bears to the total number of Units
                           ----------
owned by all Members as of such date.

     "Permitted Affiliate" means with respect to any Member, any Person with respect to which such Member owns or controls outstanding securities of such Person representing 51% or more of the voting power with respect to matters generally voted upon by shareholders of such Person.

     "Permitted Transfer" shall have the meaning ascribed to such term in
Section 8.3.

     "Person" means any individual, partnership, corporation, trust, limited liability company, or other entity.

     "Preliminary Budget and Business Plan" shall have the meaning ascribed to such term in Section 3.3.

     "Prospective Purchaser" shall have the meaning ascribed to such term in
Section 8.6.

     "Put Notice" shall have the meaning ascribed to such term in Section 11.2.


                                 Appendix B-3

     "Put Option" shall have the meaning ascribed to such term in Section 11.2.

     "Regulations" shall mean the regulations of the U.S. Treasury Department issued pursuant to the Code.

     "Reserved Matters" shall have the meaning given in Section 6.3.

     "Second Appraisal" shall have the meaning ascribed to such term in Section 11.2.

     "Second Appraiser" shall have the meaning ascribed to such term in Section 11.2.

     "Selling Member" shall have the meaning ascribed to such term in Section
8.5.

     "Strategic Third Party" shall have the meaning ascribed to such term in
Section 8.3.

     "Tag-Along Member" shall have the meaning ascribed to such term in Section 8.5.

     "Tag-Along Notice" shall have the meaning ascribed to such term in Section 8.5.

     "Target Capital Account" shall have the meaning ascribed to such term in

Appendix C.
----------

     "Tax Contest" shall have the meaning ascribed to such term in Section 7.3.

     "Tax Distribution Amount" shall have the meaning ascribed to such term in
Section 5.2.

     "Tax Matters Partner" shall have the meaning ascribed to such term in
Section 7.3 and the Code and any comparable provision of  state or local law.

     "Third Appraisal" shall have the meaning ascribed to such term in Section 11.2.

     "Third Appraiser" shall have the meaning ascribed to such term in Section 11.2.

     "Transfer" (whether or not such term is capitalized) means, as a noun, any voluntary or involuntary transfer, sale, pledge, hypothecation, assignment or other disposition by a Member and, as a verb, voluntarily or involuntarily to transfer, sell, pledge, hypothecate, assign or otherwise dispose of a Member's Interest or Units.

     "Transfer Closing Date" shall have the meaning given in Section 8.6.

     "Unit" means a unit of ownership interest in the Company and shall represent an undivided interest in the holder's Capital Account balance.

     "UA" means United Air Lines, Inc., a Delaware corporation.


                                 Appendix B-4

                                  APPENDIX C
                                  ----------

                                  TAX MATTERS

     1.1  Definitions.  Capitalized terms not otherwise defined herein shall
          -----------
have the meanings ascribed to them in Appendix B of the Agreement.
                                      ----------

     1.2  Capital Accounts.  There shall established on the books and records of
          ----------------
the Company a Capital Account for each Member. The initial balance of the Capital Account for each Member shall be such Member's Initial Capital Contribution. The Capital Account for each Member shall be increased by (i) the amount of such Member's additional Capital Contributions (net of any liabilities to which such additional Capital Contributions are subject), if any, and (ii) allocations to such Member of income and gain (including income exempt from tax). The Capital Account of each Member shall be decreased by (i) the dollar amount of any cash distributions made to such Member, (ii) the fair market value of any property distributed to such Member (net of any liabilities to which such property is subject), and (iii) allocations to such Member of loss and deduction (including expenditures not deductible in computing the Company's income or loss for U.S. federal income tax purposes). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and, to the extent such provisions are inconsistent with such Regulation, the Regulation shall control. In the event that the Tax Matters Partner determines that it is prudent to modify the manner in which Capital Accounts or any allocations under this Agreement are computed in order to comply with Code Section 704(b) and the Regulations thereunder, the Tax Matters Partner, in its sole discretion, shall make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Section 10 of the Agreement upon the dissolution of the Company.

          1.3  Tax Allocations.  (a) Except as otherwise provided in this
               ---------------
Appendix C, items of income, gain, loss and deduction realized by the Company
----------
shall be allocated among the Members for U.S. federal, state, local and other tax purposes in the same manner as set forth in Section 4.3 of the Agreement.
In the event that the allocations set forth in this Appendix C are disallowed by
                                                    ----------
the Internal Revenue Service, such allocations shall be deemed to be amended to the minimum extent necessary to conform with Section 704 of the Code, while preserving the intent of the foregoing allocations to the maximum possible extent.

          (b) For purposes of this Appendix C, to the extent that a Member
                                   ----------
contributes to the Company property with a fair market value greater to or less than the adjusted tax basis of such property, any items of income, gain, loss and deduction with respect to such property shall be allocated among the Members so as to take into account the variation between the adjusted tax basis and fair market value of such property, consistent with Section 704(c) of the Code and the Regulations thereunder. The Members agree to use the remedial method described in Regulations Section 1.704-3(d) with respect to any Section 704(c) allocations relating to the property contributed by any Member to the Company.

                                 Appendix C-1

          (c) The Members are aware of the income and other tax consequences of the allocations referred to in this Appendix C and hereby agree to be bound by
                                    ----------
the provisions of this Appendix C in reporting their shares of items of Company
                       ----------
income, gain, loss and deduction for tax purposes.

     1.4  Special Allocations.  Notwithstanding any other provisions of this
          -------------------
Appendix C, the following special allocations will be made in the following
----------
order:

          (a) Minimum Gain Chargeback.  Subject to the exceptions set forth in
              -----------------------
Sections 1.704-2(f)(2),(3),(4) and (5) of the Regulations, if there is a net decrease in Company Minimum Gain (which shall have the meaning ascribed to "partnership minimum gain" in Section 1.704-2(b)(2) of the Regulations) during any taxable year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Section 1.704-2(f) of the Regulations. This Section 1.3(a) is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

          (b) Member Minimum Gain Chargeback.  Subject to the exception in
              ------------------------------
Section 1.704-2(i)(4) of the Regulations, if there is a net decrease in Member Minimum Gain (which shall have the meaning ascribed to "partner nonrecourse debt minimum gain" in Section 1.704-2(i)(2) of the Regulations) attributable to Member Nonrecourse Debt (which shall have the meaning ascribed to "partner recourse debt" in Section 1.704-2(b)(4) of the Regulations) during any Company taxable year, each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Sections 1.704-2(i)(4) of the Regulations. Allocations pursuant to the previous sentence will be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated will be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This Section 1.3(b) is intended to comply with the partnership minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset.  In the event any Member unexpectedly
              -----------------------
receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of
the Regulations, items of Company income and gain will be specially allocated to each such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations promulgated under Section 704(b) of the Code, the deficit balance, if any, in such Member's Adjusted Capital Account (as defined below) as quickly as possible; provided, that an allocation pursuant to this
Section 1.4(c) shall be made only if and to the extent that such Member would have a deficit balance in its Adjusted Capital


                                 Appendix C-2

Account after all other allocations provided for in this Appendix C have been
                                                         ----------
tentatively made as if this Section 1.4(c) were not in this Appendix C. For
                                                            ----------
purposes of this Section 1.4 (c) Adjusted Capital Account means, with respect to any Member, the balance in such Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and will be interpreted consistently therewith.

          (d) Nonrecourse Deductions.  Nonrecourse Deductions (as defined in
              ----------------------
Section 1.704-2(b)(1) of the Regulations) for any taxable year or other period shall be allocated between the Members in accordance with their Percentage
Interests.   If the Tax Matters Partner determines in its good faith discretion that the Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under
Section 704(b) of the code, the Tax Matters Partner is authorized to revise the prescribed ratio to the numerically closest ratio that satisfies such requirements.

          (e) Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions
              -----------------------------
(which shall have the meaning ascribed to "partner nonrecourse deductions" in Section 1.704-2(i)(1) of the Regulations) for any taxable year or other period shall be specially allocated to the Member who bears the Economic Risk of Loss (as defined in Section 1.752-2 of the Regulations) with respect to the Member Nonrecourse Debt (which shall have the meaning ascribed to "partner non-recourse debt" in Section 1.704-2(b)(4) of the Regulations) to which such Member Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i) of the Regulations. If more than one Member bears the Economic Risk of Loss with respect to a Member Nonrecourse Debt, such Member Nonrecourse Deductions attributable thereto shall be allocated between or among such Members in accordance with the ratios in which they share such Economic Risk of Loss.

          (f) Section 754 Adjustments.  To the extent an adjustment to the
              -----------------------
adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts will be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss will be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

          (g) Loss Limitation.  To the extent that any loss or deduction
              ---------------
otherwise allocable to a Member hereunder would cause such Member (a "Restricted Member") to have a deficit balance in its Adjusted Capital Account as of the end of the taxable year to which such loss or deduction relates, such loss or deduction shall not be allocated to such Restricted Member

                                 Appendix C-3
and instead shall be allocated to the other Member(s) pro rata in accordance with their relative Percentage Interests.

     1.5  Manner of Making Special Allocations.  The allocations set forth in
          ------------------------------------
Section 1.4 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 1.5. Therefore, notwithstanding any other provision of Appendix C (other than the Regulatory
                                       ----------
Allocations), the Tax Matters Partner shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to
Section 4.3 of the Agreement. In exercising its discretion under this Section 1.5, the Tax Matters Partner shall take into account future Regulatory Allocations under Sections 1.4(a) and (b) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 1.4(d) and (e).

     1.6  Special Allocations in the Event of Section 482 Adjustments.  The
          -----------------------------------------------------------
following special allocations shall be made in the following order:

          (a) If for any taxable period of the Company, Company is deemed to have income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from the Company's provision of services, or its grant of a license or sublicense to its intangible property to any Member (or any Affiliate of any Member), such income shall be allocated to the Member that received such service, license or sublicense (or the Member whose Affiliate received such service, license or sublicense) and any related deemed cash distribution shall be treated as having been made to the same Member.

          (b) If for any taxable period of the Company, Company is deemed to have a reduction in income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from the Company's provision of services, or its grant of a license or sublicense to its intangible property to any Member (or any Affiliate of any Member), such reduction in income shall be allocated to the Member that received such service, license or sublicense (or the Member whose Affiliate received such service, license or sublicense) and any related deemed cash contribution shall be treated as having been made by the same Member.

          (c) If for any taxable period of a Member, such Member is deemed to have income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from the Member's provision of services, or its grant of a license or sublicense to its intangible property to the Company, any Company deduction associated with such redetermination of income shall be allocated to the Member that provided such service, license or sublicense (or the Member whose Affiliate received such service, license or sublicense) and any related deemed cash contribution shall be treated as having been made by the same Member.

                                 Appendix C-4

          (d) If for any taxable period of a Member, such Member is deemed to have a reduction in income for tax purposes as a result of a redetermination by a tax authority of an item of income resulting from the Member's provision of services, or its grant of a license or sublicense to its intangible property to the Company, any reduction of a Company deduction shall be allocated to the Member that performed such service, license or sublicense and any related deemed cash distribution shall be treated as having been made to the same Member.

     1.7  Book-Ups.
          --------

          (a) The Tax Matters Partner may adjust the adjusted basis as computed for book purposes (the "book value"), of all of the Company's assets to equal their respective gross fair market values in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations; provided, however, that if any such
                                   --------  -------
adjustments to the book value of the Company assets are made (i) the Capital Accounts of the Members shall be adjusted in accordance with Section 1.704-1(b)(2)(iv)(g) of the Regulations and (ii) the Members' distributive shares of depreciation, depletion, amortization and gain or loss, as computed for tax purposes, with respect to such property shall be determined in accordance with
Section 1.704-1(b)(2)(iv)(f) of the Regulations.

          (b) The book value of the Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis for federal income tax purposes of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section l.704-l(b)(2)(iv)(m) of the Regulations;provided, however, that book value of the Company assets shall not
            ------------------
be adjusted pursuant to this Section 1.7(b) to the extent the Tax Matters Partner determines that an adjustment pursuant to Section 1.7(a) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this Section 1.7(b).

     1.8  Allocations Upon Transfer.  If during any period a Member transfers
          -------------------------
all or any portion of its interest in the Company to another Person, items of income, gain, loss and deduction attributable to such transferred interest for such Fiscal Year, shall be allocated between the transferor and the transferee in accordance with their respective Percentage Interests during the period using any method permitted by Section 706 of the Code and selected by the Tax Matters Partner, except that any gain or loss arising out of the sale or other
         ------
disposition of property occurring outside the ordinary course of the Company's trade or business or any other item of material income or expense that arises outside of the normal course of the Company's trade or business shall (unless otherwise required by the Code and the underlying Regulations) be allocated to the transferor only if occurring prior to the date of the transfer, and to the transferee only if occurring after the date of the transfer.

                                 Appendix C-5

                                  APPENDIX D
                                  ----------


                          STRATEGIC THIRD PARTY LIST

Lufthansa

Varig

Air Canada

SAS

Air New Zealand

Ansett Australia

Thai Airways

All Nippon Airways

Singapore Airlines

Mexicana

Delta Air Lines

Continental Airlines

Northwest Airlines

US Airways

America OnLine

Yahoo!

@home

General Electric

USA Networks


                                 Appendix F-1